UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1937

Date of Report (Date of earliest event reported):  November 12, 2009

Daktronics, Inc.
(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification Number)

201 Daktronics Drive
Brookings, SD  57006
(Address of principal executive office) (zip code)

(605) 692-0200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

This Form 8-K contains  both historical and forward-looking statements that involve risks, uncertainties and assumptions. The statements contained in this report that are not purely historical are forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including statements regarding our expectations, beliefs, intentions and strategies for the future. These statements appear in a number of places in this Report and include all statements that are not historical statements of fact regarding our intent, belief or current expectations with respect to, among other things: (i) our financing plans; (ii) trends affecting our financial condition or results of operations; (iii) our growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words “may,” “would,” “could,” “should,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend,” “plans” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, many of which are beyond our ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors discussed herein, including those discussed in detail in our filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the fiscal year ended May 2, 2009 in the section entitled “Item 1A. Risk Factors”

Item 1.01  Entry into a Material Definitive Agreement.

On November 12, 2009, the Company entered into amendments (the “Amendments”) to its Loan Agreement and related Revolving Note (collectively, the “Credit Facility”) with U.S. Bank National Association (the “Bank”).  The Amendments decrease the limit on the revolving loan amount available from $45.0 million to $35.0 million; modify the Adjusted Fixed Charge Coverage ratio by increasing the reserve for maintenance capital expenditures from $4.0 million to $6.0 million; increase the loan fee of 0.100% per annum to 0.125% per annum on the average daily unused portion of the Credit Facility; and increase the interest rate (which fluctuates depending on certain ratios) from LIBOR plus 75 to 125 basis points to LIBOR plus 125 to 175 basis points. As of November 12, 2009, no advances under the Revolving Note were outstanding, and letters of credit outstanding as of the same date were approximately $3.7 million.  The Credit Facility remains unsecured.

As a result of the strong cash position of the Company and the rising costs of credit facilities, the Company determined that it was appropriate to reduce the total loan amount available under the Credit Facility.  As of October 31, 2009, the Company had approximately $56.0 million of available and unrestricted cash, which it feels diminishes the need for larger credit facilities, although this situation could change.

The foregoing description of the Credit Facility is qualified in its entirety by reference to the Amendments, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

The following exhibit is filed with this Form 8-K:

10.1	Eighth Amendment to Loan Agreement dated November 12, 2009 by and between the Company and the Bank.
10.2	Renewal Revolving Note dated November 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By:  /s/ William R. Retterath
        William R. Retterath, Chief Financial Officer

Date:  November 12, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Eighth Amendment to Loan Agreement dated November 12, 2009 by and between the Company and the Bank.
10.2	Renewal Revolving Note dated November 12, 2009.